EXHIBIT (a)(1)(f)

Forms of Reminder E-mails — Dates may change if offer expiration is extended

December 7, 2004 — One Week After Offer to Exchange Commences

      We have just completed week one of Centillium Communications, Inc.’s stock option exchange offer. The offer to exchange your eligible stock options will expire at 9:00 p.m., Pacific Time, on December 28, 2004 unless we extend the offer. If you would like to participate in this offer, you must complete and sign the election form which was previously provided to you, and fax it to Tony Webster at fax number (510) 771-3951 or hand deliver it to Tony Webster in Human Resources at Centillium Communications, Inc., 215 Fourier Avenue, Fremont, CA 94539 U.S.A. before 9:00 p.m., Pacific Time, on December 28, 2004. Only responses that are complete, signed and actually received by Tony Webster by the deadline will be accepted. Responses submitted by U.S. mail or other post and Federal Express are not permitted. If you have questions, please direct them to:

Scott Kamsler	or	Dorothy An	or	Tony Webster
Centillium Communications		Centillium Communications		Centillium Communications
215 Fourier Avenue		215 Fourier Avenue		215 Fourier Avenue
Fremont, California 94539		Fremont, California 94539		Fremont, California 94539
(510) 771-3917		(510) 771-3403		(510) 771-3533

      This notice does not constitute the offer to exchange. The full terms of the offer are described in (1) the Offer to Exchange Certain Outstanding Options for New Options (referred to as the offer to exchange); (2) the election form; and (3) the withdrawal form. You may also access these documents through the U.S. Securities and Exchange Commission’s website at www.sec.gov.

December 21, 2004 — Final Week

      We are entering the final week of Centillium Communications, Inc.’s stock option exchange offer. After today, there are seven (7) days left to make your election. The offer to exchange your eligible stock options will expire at 9:00 p.m., Pacific Time, on December 28, 2004 unless we extend the offer. If you would like to participate in this offer, you must complete and sign the election form which was previously provided to you, and fax it to Tony Webster at fax number (510) 771-3951 or hand deliver it to Tony Webster in Human Resources at Centillium Communications, Inc., 215 Fourier Avenue, Fremont, CA 94539 U.S.A. before 9:00 p.m., Pacific Time, on December 28, 2004. Only responses that are complete, signed and actually received by Tony Webster by the deadline will be accepted. Responses submitted by U.S. mail or other post and Federal Express are not permitted. If you have questions, please direct them to:

Scott Kamsler	or	Dorothy An	or	Tony Webster
Centillium Communications		Centillium Communications		Centillium Communications
215 Fourier Avenue		215 Fourier Avenue		215 Fourier Avenue
Fremont, California 94539		Fremont, California 94539		Fremont, California 94539
(510) 771-3917		(510) 771-3403		(510) 771-3533

      This notice does not constitute the offer to exchange. The full terms of the offer are described in (1) the Offer to Exchange Certain Outstanding Options for New Options (referred to as the offer to exchange); (2) the election form; and (3) the withdrawal form. You may also access these documents through the U.S. Securities and Exchange Commission’s website at www.sec.gov.

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